UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 23, 2026

VIRTU FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37352	32-0420206
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1633 Broadway New York, NY 10019
(Address of principal executive offices)

(212) 418-0100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Class A common stock, par value $0.00001 per share	VIRT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Amendment to Credit Agreement

On July 23, 2026 (the “Amendment Effective Date”), Virtu Financial LLC (“Holdings”), VFH Parent LLC (the “Borrower”) and certain subsidiaries of the Borrower entered into Amendment No. 4 (“Amendment No. 4”), which amended the Credit Agreement, dated as of January 13, 2022 (as amended by Amendment No. 1, dated as of June 21, 2024, Amendment No. 2, dated as of February 19, 2025, and Amendment No. 3, dated as of September 23, 2025, the “Existing Credit Agreement”, and as amended by Amendment No. 4, the “Amended Credit Agreement”), by and among Holdings, the Borrower, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

Amendment No. 4 amends the Existing Credit Agreement to effect the issuance of incremental senior secured first lien term B-2 loans in the amount of $500 million (the “Incremental Term B-2 Loans”), the proceeds of which will be used for general corporate purposes, for a total term B-2 loan balance of $2,029.55 million (collectively, the “Term B-2 Loans”).

The Incremental Term B-2 Loans, together with the other Term B-2 Loans, bear interest, at our election, at either (i) the greatest of (a) the prime rate in effect, (b) the greater of (1) the federal funds effective rate and (2) the overnight bank funding rate, in each case plus 0.50%, and (c) term SOFR for a borrowing with an interest period of one month plus 1.0% and (d) 1.0%, plus, in each case, 1.50%, or (ii) the greater of (x) term SOFR for the interest period in effect and (y) 0%, plus, in each case, 2.50%.

The Incremental Term B-2 Loans, along with the other Term B-2 Loans, will mature on June 21, 2031. The Incremental Term B-2 Loans amortize in annual installments equal to approximately 1.0% of the aggregate principal amount of Incremental Term B-2 Loans made on the Amendment Effective Date and on a pro rata basis with the other Term B-2 Loans. The Term B-2 Loans are also subject to contingent principal payments based on excess cash flow and certain other triggering events.

The above description of the terms of Amendment No. 4 is qualified in its entirety by reference to the full text of Amendment No. 4, which is filed as Exhibit 10.1 to this 8-K and incorporated by reference herein.

The Company issued a press release announcing the foregoing on July 23, 2026. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth under Item 1.01 above is hereby incorporated by reference in its entirety in response to this Item.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
10.1	Fourth Amendment, dated as of July 23, 2026, among Virtu Financial LLC, VFH Parent LLC, as borrower, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A. as administrative and collateral agent

99.1	Press Release dated July 23, 2026

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VIRTU FINANCIAL, INC.

By:	/s/ JUSTIN WALDIE
Name:	Justin Waldie
Title:	Senior Vice President, Secretary and General Counsel

Dated: July 23, 2026

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